SALES REPRESENTATION AGREEMENT

THIS AGREEMENT is made by and between the ALLSTAR HEALTH BRANDS USA INC. (Herein referred to as the "Principal") with its corporate office located at 20801 Biscayne Blvd., Suite #401, Aventura, FL 33180 and ACOSTA, INC. also known as the ACOSTA MILITARY SALES, LLC, (Herein referred to as "AMS") with its corporate office located at 2551 Eltham Ave., Suite P, Norfolk, VA 23513.

RECITALS

A. AMS agrees to act as an independent sales agent for the sales of the Principal's products and to devote its best efforts in soliciting and obtaining sales of these products.

B. The Principal appoints AMS as its authorized sales representative for all of the Principal's products which the Principal offers for direct sale within the trade channels and territories assigned to AMS as specified in paragraph 81.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Appointment

(a) Principal appoints AMS as the exclusive sales representative to the U.S. Military and any other specific accounts as mutually agreed upon by both parties. For the purpose of this agreement, the U.S. Military shall be defined as those resale activities operated by the United Sates Government known as Military Exchanges as well as other resale activities that may be operated by the United States Military.

(b) The appointment includes all military retail stores operating under the direction of the Army Air Force Exchange Service (AAFES), the Navy Exchange Service Command (NEXCOM), the Marine Corps Exchange (MCX), and the Coast Guard Exchange Service (CGX).

(c) The effective date of this appointment shall be Feb. 13, 2014.

MB

2. Right to Use Name

(a) Principal grants to AMS the right to use each trade name, trademark, label, copyright, pending patent, and patent license, and any and all of the advertising media in the marketing of the Principal's products to the extent that Principal grants approval. All such usage by AMS however, inures to the benefit of the Principal.

(b) Demonstration samples, catalogs, selling literature, and other sales tools shall be provided by Principal to AMS at Principal's sole cost a reasonable time after request for such by AMS.

3. Term. This agreement will become effective on the date of this Agreement and will remain in effect thereafter, subject to the following:

(a) Either party may terminate this Agreement for any reason upon sixty (60) days' written notice to the other party as specified in paragraph 6 of this Agreement.

(b) From and after the effective date of such termination, there shall be no further obligation on the part of either party, except that AMS shall be entitled to full payment of sales commissions for which AMS qualifies on orders solicited by AMS and received by Principal prior to the effective date of such termination and AMS shall be entitled to reimbursement for any unpaid expenses incurred on behalf of the Principal as specified in paragraph B. 5 (b) of this Agreement.

4. Delivery. Principal agrees to use its best efforts to ship products for delivery to Military Exchange System operations as specified in Business Agreements or other contracts for products supplied by the Principal and purchased for resale by other Government Agencies as specified in paragraph B.1.(a).

5. Compensation and Bill Back of Expenses

(a) Compensation. Principal shall compensate AMS for its services pursuant to this Agreement with a commission based on a percent of net sales as speCified in Attachment One to this Agreement (net sales shall be defined as gross sales less trade allowances and returns). Sales commissions shall be computed based on deliveries of products shipped by Principal directly to Military accounts and/or shipments made through the Principal's authorized delivery agents or distributors which the Principal may use to deliver its products to and Military Exchange operations. Principal shall pay AMS the commission by the fifteenth (15th) day of the calendar month following the calendar month during which the products were delivered. The commission payment details are:

MB

The desired method of payment is via Electronic Funds Transfer (EFT) directly into our bank account. The following are specific instructions for making EFT payments via your bank:

Transfer Mode:	ACH
Format:	CTX (Please specify payment information)
ABA Routing:	Bank of America, Jacksonville, Fl Routing No. 063100277
Account Information:	Acosta, Inc. Account No. 2101184654

If you prefer to remit your payment via a wire transfer:

ABA Routing:	Bank of America, Jacksonville, Fl Routing No. 026009593
Account Information:	Acosta, Inc Account No. 2101184654

If you are unable to process payments electronically, please mail your payments to our central lockbox at the following address:

Acosta, Inc.
P. O. Box 281996
Atlanta, GA
30384-1996

(b) Bill back of Expenses. Expenses such as demonstrations and postage incurred by AMS, which are authorized by the Principal, will be billed by AMS and paid separately from sales commissions by the Principal. AMS agrees to provide documentation and accounting for such expenses and to adhere to Principal's written policies and procedures regarding bill-back and processing of expense items. The Principal agrees to reimburse AMS for any authorized expenses within terms specified by AMS and agreed to by the Principal.

MB

6. Notice. For purposes of notice under this Agreement, notice from Principal to AMS will be sufficient if in writing and sent by United Sates Mail, postage pre-paid to:

ACOSTA MILITARY SALES, LLC
2551 Eltham Ave., Suite P
Norfolk, VA 23513
Attn: Edward Eng

Notice from AMS will be sufficient if in writing and sent by United States Mail, postage pre-paid, to the following:

ALLSTAR HEALTH BRANDS USA INC.
20801 Biscayne Blvd., Suite #403
Aventura, Florida 33160
Attn: Daniel Bagi

Notice shall be effective upon receipt.

7. Applicable Law. The provisions of this Agreement and performance thereunder will be construed according to the laws of the state of Virginia.

8. Successors and Assigns. The provisions of this agreement are binding upon and inure to the benefit of the parties, their successors and assigns, except that this agreement may not be assigned by AMS without the prior written consent of Principal. The Principal may assign this agreement to any affiliate or successor entity upon thirty (30) days written notice to AMS.

9. Entire Agreement. This Agreement contains the entire Agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

10. Waiver of Claims. The parties recognize that termination of this agreement may result in the loss or damage to either party, but expressly agree that neither party will be liable to the other by reason of any loss or damage resulting from such termination of this agreement by the other. This shall not in any way relieve either party from liability to the other for damages arising out of any violation or breach of this agreement.

IN WITNESS WHEREOF, the parties have executed this Sales Representation Agreement on the date first mentioned above.

ACOSTA MILITARY SALES, LLC

By: ____________________

Greg Giesen, Director of Revenue

Date: 3-21-14

Corporate Office:
ACOSTA, INC.
6600 Corporate Center Parkway
Jacksonville, FL 32216

ATTACHMENT ONE TO THE SALES REPRESENTATION AGREEMENT BETWEEN ALLSTAR HEALTH BRANDS USA INC. AND ACOSTA MILITARY SALES, LLC

EFFECTIVE FEB 13, 2014

A. Broker Commission Compensation

US Military Accounts	Commission Rate Schedule
All Exchanges	5.0% of net shipments

B. Exchange Bonus Program

- Achieve annual shipment target	1.0% percent of net shipments

ALLSTAR HEALTH BRANDS USA INC.

By: ____________________

Daniel Bagi, President

Date: March 18, 2014